Exhibit 31.3

Certification Pursuant to Section 302

Of the Sarbanes-Oxley Act of 2002

For the President and Chief Executive Officer

I, Joseph Virgilio, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of GI Dynamics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 11, 2021	By:	/s/ Joseph Virgilio
	Name:	Joseph Virgilio
	Title:	President and Chief Executive Officer
(Principal Executive Officer)